Exhibit 23.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement of Sound Surgical Technologies, Inc. on Form SB-2 of our report dated December 2, 2004 on the financial statements of Sound Surgical Technologies, LLC and Subsidiaries appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

Ehrhardt Keefe Steiner & Hottman PC

December 20, 2004

Denver, Colorado